As filed with the Securities and Exchange Commission on May 30, 2000.
                                                   Registration No. 333- 83401
==============================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ------------------------


                            HORIZON OFFSHORE, INC.
            (Exact name of registrant as specified in its charter)

     DELAWARE       2500 CITYWEST BOULEVARD, SUITE 2200        76-0487309
 (State or other           HOUSTON, TEXAS 77042             (I.R.S. Employer
  jurisdiction                (713) 361-2600             Identification Number)
of incorporation     (Address, including zip code, and
 or organization)  telephone number, including area code,
                        of registrant's principal
                           executive offices)


                                DAVID W. SHARP
                            CHIEF FINANCIAL OFFICER
                      2500 CITYWEST BOULEVARD SUITE 2200
                             HOUSTON, TEXAS 77042
                                (713) 361-2600
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                   COPY TO:
                              WILLIAM B. MASTERS
                      JONES, WALKER, WAECHTER, POITEVENT,
                          CARRERE & DENEGRE, L.L.P.
                            201 ST. CHARLES AVENUE
                      NEW ORLEANS, LOUISIANA  70170-5100
                                (504) 582-8000

                           ------------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this registration statement
                           ------------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           ------------------------

     THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(C) OF THE SECURITIES ACT OF 1933.

===============================================================================

     The purpose of this Post-Effective Amendment No. 1 (this "Amendment") to the Registration Statement on Form S-3 (Registration No. 333-83401) (the "Registration Statement"), of Horizon Offshore, Inc., a Delaware corporation is to deregister all securities registered pursuant to the Registration Statement that remain unsold as of the date of this Amendment is filed.

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated fees and expenses payable by Horizon Offshore, Inc. (the "Company") in connection with the issuance and distribution of the common stock of the Company registered hereunder are as follows:

          Securities and Exchange Commission
            registration fee ..................  $    295
          Legal fees and expenses .............     5,000
          Accounting fees and expenses ........     5,000

               Total ..........................  $ 10,295

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation (the "Certificate") contains provisions eliminating the personal liability of the directors to the Company and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by the Delaware General Corporation Law. By virtue of these provisions, under current Delaware law a director of the Company will not be personally liable for monetary damages for a breach of his or her fiduciary duty except for liability for (a) a breach of his or her duty of loyalty to the Company or to its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware law and (d) any transaction from which he or she receives an improper personal benefit. In addition, the Certificate provides that if a Delaware law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by Delaware law, as amended. These provisions pertain only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers, and limit liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws.

     The Company's By-laws require the Company to indemnify its directors and officers against certain expenses and costs, judgments, settlements and fines incurred in the defense of any claim, including any claim brought by or in the right of the Company, to which they were made parties by reason of being or having been directors and officers, subject to certain conditions and limitations.

     In addition, each of the Company's directors has entered into an indemnity agreement with the Company, pursuant to which the Company has agreed under certain circumstances to purchase and maintain directors' and officers' liability insurance. The agreements also provide that the Company will indemnify the directors against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving a director by reason of his position as director that are in excess of the coverage provided by such insurance, provided that the director meets certain standards of conduct. Under the indemnity agreements, the Company is not required to purchase and maintain directors' and officers' liability insurance if it is not reasonably available or, in the reasonable judgment of the Board of Directors, there is insufficient benefit to the Company from the insurance.


ITEM 16.  EXHIBITS.

  4.1 - Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's registration statement on Form S-1 (Registration No. 333-43965)).

  4.2 - Bylaws of the Company, as amended (incorporated herein by reference to Exhibit 3.2 to the Company's registration statement on Form S-1 (Registration No. 333-43965)).

  4.3 - Specimen Common Stock certificate (incorporated herein by reference to Exhibit 4.2 to the Company's registration statement on Form S-1 (Registration No. 333-43965)).

    5     - Opinion of Jones, Walker, Waechter, Poitevent, Carr<e`>re &
            Den<e`>gre, L.L.P.*

 23.1     - Consent of Arthur Andersen LLP*

 23.2     - Consent of Jones, Walker, Waechter, Poitevent, Carrere &
            Denegre, L.L.P. (included in Exhibit 5).*

   24     - Power of Attorney (included in the signature pages to this registration statement).

__________________
*Previously filed.

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          (2) Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 30, 2000.

                                   HORIZON OFFSHORE, INC.


                                   By:  /S/ David W. Sharp
                                      ------------------------------
                                              David W. Sharp
                                       Executive Vice President and
                                          Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                   Title                 Date
      ---------                   -----                 ----


/S/ Jonathan D. Pollock*   Chairman of the Board       May 30, 2000
------------------------
  Jonathan D. Pollock


  /S/    Bill J. Lam*      President and Director      May 30, 2000
------------------------ (Principal Executive Officer)


 /S/ David W. Sharp        Chief Financial Officer     May 30, 2000
------------------------  (Principal Financial and
     David W. Sharp          Accounting Officer)


   /S/ James Devine*              Director             May 30, 2000
------------------------
     James Devine


  /S/ Gunnar Hirsti*              Director             May 30, 2000
------------------------
 Gunnar Hirsti


 /S/ Edward L. Moses*             Director             May 30, 2000
------------------------
 Edward L. Moses, Jr.


*By: /S/ David W. Sharp
    --------------------
      David W. Sharp
     Attorney-in-fact


                                        S-1